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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF BELL, BOYD & LLOYD]



                                August 12, 1996


Extended Stay America, Inc.
500 East Broward Boulevard
Ft. Lauderdale, Florida 33394


                          Extended Stay America, Inc.
             Amended and Restated 1995 Employee Stock Option Plan,
             Amended and Restated 1996 Employee Stock Option Plan,
            1995 Stock Option Plan for Non-Employee Directors, and
                     Harold E. Wright Employment Agreement
                      Registration Statement on Form S-8
                      ----------------------------------


Ladies and Gentlemen:

     We have acted as counsel to Extended Stay America, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution, and filing of the registration statement on Form S-8 of the Company (the "Registration Statement"), which covers 8,974,120 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock") of the Company, offered under the Company's Amended and Restated 1995 Employee Stock Option Plan, Amended and Restated 1996 Employee Stock Option Plan, 1995 Stock Option Plan for Non-Employee Directors, and Harold E. Wright Employment Agreement (collectively, the "Plans"). We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other documents, corporate and other records, certificates, and other papers as we deemed it necessary to examine for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and legally existing under the law of the State of Delaware.

     2.   The Company has taken all action necessary to authorize (i) the Plans,
          (ii) the granting of options pursuant to the Plans, and (iii) the issuance of shares of its Common Stock in accordance with the Plans and upon the exercise of options granted pursuant to the Plans.

     3. The Shares, when issued and paid for in accordance with the Plans and upon the exercise of options granted pursuant to the Plans will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of Common Stock.
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Extended Stay America, Inc.
August 12, 1996
Page 2


     We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement for the registration of the Shares under the Securities Act of 1933, as amended. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                               Very truly yours,